SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 15, 2004

AmSouth Auto Receivables, LLC, Seller

AmSouth Auto Trust 2000-1, Issuer

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-38676	63-1254677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

1900 Fifth Avenue North, AmSouth Center, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

(205) 326-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

Information relating to distributions to Noteholders for the Collection Period preceding the date of this Report of AmSouth Auto Trust 2000-1 in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, Class B Asset Backed Notes and Class C Asset Backed Notes (collectively, the “Notes”) issued by AmSouth Auto Trust 2000-1 and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in a Monthly Servicing Report and a Monthly Noteholders Statement which are provided directly to the Indenture Trustee and indirectly provided to the Noteholders by the Indenture Trustee pursuant to the Sale and Servicing Agreement dated as of October 1, 2000 between AmSouth Auto Trust 2000-1, as Issuer, the Registrant, as Seller, AmSouth Bank, as Servicer, and The Bank of New York Trust Company of Florida, National Association, as Indenture Trustee (the “Agreement”). The Monthly Noteholders Statement and Monthly Servicing Report for the Collection Period preceding the date of this Report are attached hereto and are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Document Description

99.1	Monthly Noteholders Statement for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

99.2	Monthly Servicing Report for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH AUTO TRUST 2000-1
By: AmSouth Bank, As Administrator

March 29, 2004	By:	/s/ Brent A. Sloman

	Name:	Brent A. Sloman
	Title:	Vice President

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INDEX TO EXHIBITS

Exhibit No.	Document Description

99.1	Monthly Noteholders Statement for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

99.2	Monthly Servicing Report for the Collection Period preceding the date of this Report relating to the Notes issued by AmSouth Auto Trust 2000-1.

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